UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2016

Date of Report (Date of earliest event reported)

Friendable, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 7, 2016, Friendable, Inc. (the “Company”) filed with the Securities and Exchange Commission a Form 8-K (the “Initial Report”) for the purpose, among other disclosures, of announcing its entry into a Securities Purchase Agreement (the “Alpha SPA”) with and the issuance of a Convertible Note and Warrant to Alpha Capital Anstalt.

The purpose of this Amendment No. 1 to the Initial Report (“Amendment No. 1”) is to disclose an agreement to amend certain portions of the Alpha SPA and, in connection with such amendment, the signing of a Funding Commitment Letter by Coventry Enterprises, LLC.

Item 1.01 Entry into a Material Definitive Agreement.

Friendable, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated October 7, 2016 (the “Alpha SPA”) with Alpha Capital Anstalt (“Alpha Capital”), to issue and sell up to, in principal amount, $1,590,000 of convertible notes, payable in four tranches. The first tranche of $465,000 was funded on October 7, 2016 (the “Initial Closing Date”) and the second, third, and fourth tranches of $375,000 were scheduled to be funded, respectively, during the first week of each of November 2016, December 2016, and January 2017 (the subsequent closing dates and, with the Initial Closing Date, each a “Closing”).

Prior to the November 2016 Closing, the Company and Alpha Capital agreed that Alpha Capital would fund $295,000 in the November 2016 Closing rather than $375,000. After Alpha Capital made such payment, Coventry Enterprises, LLC (“Coventry) funded $80,000 as part of the November 2016 Closing.

On December 2, 2016, the Company and Alpha Capital entered into an Agreement (the “Agreement”) to amend certain portions of the Alpha SPA such that Alpha Capital would only be obligated to pay $295,000 to the Company during each of the December 2016 and January 2017 Closings. On December 2, 2016, Coventry signed a Funding Commitment Letter (the “Letter”) to pay, not including fees payable by the Company to Coventry, $80,000 to the Company during each of the December 2016 and January 2017 Closings.

The foregoing description is qualified in its entirety by reference to the Agreement and the Letter which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Agreement dated December 2, 2016 by and among the Company and Alpha Capital Anstalt
10.2	Funding Commitment Letter dated December 2, 2016 signed by Coventry Enterprises, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: December 2, 2016	By:	/s/ Robert Rositano
Robert Rositano
CEO

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